UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 6, 2007

VUBOTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-28883	58-2212465

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

235 Peachtree Street, NE, Suite 1725, Atlanta, Georgia 30303
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:    (404) 474-2576

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers (“Purchasers”) and a collateral agent pursuant to which the Company anticipated raising up to an aggregate of $2,000,000 in proceeds from the sale of (i) senior, secured convertible notes (the “Notes”) and (ii) warrants to purchase shares of the Company’s common stock (the “Warrants”).  The Company has engaged four placement agents in connection with the financing.  Subject to the terms and conditions of the Securities Purchase Agreement dated August 28, 2007, the Notes and Warrants have been offered to Purchasers in a series of tranches that have closed on different dates.

On October 31, 2007, certain additional Purchasers entered into the Securities Purchase Agreement, and the Company received and accepted the following subscriptions in connection therewith:

Investor		Subscription Amount	Notes	Warrants

Kazi Management		$50,000	$60,000	500,000
VI LLC

Michael Dion		$10,000	$12,000	100,000

Adam Cabibi		$15,000	$18,000	150,000

	Total:	$75,000

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with the sale and issuance of the Notes and Warrants in Item 1.01 above, the Company received $75,000 of gross proceeds.  On October 31, 2007, the Company became obligated to Kazi Management VI LLC (“Kazi”), Mr. Dion and Mr. Cabibi for Notes in the principal amounts of $60,000, $12,000 and $18,000, respectively.  The Notes are a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation of the Company.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Notes and Warrants referenced in Item 1.01 above were offered and sold to Kazi, Mr. Dion and Mr. Cabibi in private placement transactions in reliance upon exemptions from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933.  Kazi, Mr. Dion and Mr. Cabibi are accredited investors as defined in Rule 501 of Regulation D of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VUBOTICS, INC.

By:	/s/ Philip E. Lundquist
	Name:	Philip E. Lundquist
	Title:	Chief Executive Officer
	Date:	November 6, 2007